Exhibit 99.1
Unaudited Pro Forma Consolidated Financial Statements
On December 21, 2022, Strategic Realty Trust, Inc. (the “Company”) consummated the disposition of the Sunset & Gardner Joint Venture Property, located in Hollywood, California, to an unrelated third-party, for $12.9 million in cash, before customary closing and transaction costs.
The following unaudited pro forma consolidated financial statements of the Company have been prepared to show the pro forma effect of the disposal of the Sunset & Gardner Joint Venture Property by applying pro forma adjustments to our historical financial information. The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. The pro forma consolidated balance sheet has been presented as if the sale of the Sunset & Gardner Joint Venture Property had occurred as of September 30, 2022. The pro forma consolidated statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are presented as if the sale of the Sunset & Gardner Joint Venture Property had occurred on January 1, 2021.
The following unaudited pro forma consolidated financial information is intended to provide investors with information about the impact of the sale of the Sunset & Gardner Joint Venture Property by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2021 and on Form 10-Q for the nine-month period ended September 30, 2022.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2022
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)		Pro Forma
ASSETS
Investments in real estate
Land	$12,374	$—		$12,374
Building and improvements	22,078	—		22,078
Tenant improvements	896	—		896
	35,348	—		35,348
Accumulated depreciation	(4,619)	—		(4,619)
Investments in real estate, net	30,729	—		30,729
Property under development and development costs
Land	12,958	(12,958)		—
Development costs	687	(687)		—
Property under development and development costs	13,645	(13,645)		—
Cash, cash equivalents and restricted cash	1,076	3,745	(c)	4,821
Prepaid expenses and other assets	202	—		202
Tenant receivables, net of $19 bad debt reserve	825	—		825
Deferred leasing costs, net	367	—		367
Lease intangibles, net	327	—		327
Assets held for sale	15,968	—		15,968
TOTAL ASSETS	$63,139	$(9,900)		$53,239
LIABILITIES AND EQUITY
LIABILITIES
Notes payable, net	$42,206	$(8,599)		$33,607
Accounts payable and accrued expenses	628	(101)		527
Amounts due to affiliates	28	—		28
Other liabilities	183	(2)		181
Below-market lease liabilities, net	113	—		113
TOTAL LIABILITIES	43,158	(8,702)		34,456
Commitments and contingencies
EQUITY
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized, none issued and outstanding	—	—		—
Common stock, $0.01 par value; 400,000,000 shares authorized; 10,752,966 shares issued and outstanding at September 30, 2022	110	—		110
Additional paid-in capital	94,644	—		94,644
Accumulated deficit	(75,069)	(1,176)		(76,245)
Total stockholders’ equity	19,685	(1,176)		18,509
Non-controlling interests	296	(22)		274
TOTAL EQUITY	19,981	(1,198)		18,783
TOTAL LIABILITIES AND EQUITY	$63,139	$(9,900)		$53,239

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q as of September 30, 2022.
(b)Represents adjustments to reflect the disposition of the Sunset & Gardner Joint Venture Property. The sale price was $12.9 million, excluding closing costs and disposition fees.
(c)Represents the amount of proceeds from the Sunset & Gardner Joint Venture Property disposition after third-party closing costs of approximately $0.5 million and the repayment of $8.7 million of outstanding principal due under the Sunset & Gardner Loan.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2022
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)	Pro Forma
Revenue:
Rental and reimbursements	$2,189	$(17)	$2,172

Expense:
Operating and maintenance	1,323	(68)	1,255
General and administrative	1,238	(92)	1,146
Depreciation and amortization	846	—	846
Interest expense	1,484	220	1,704
Loss on early lease termination	190	—	190
Loss on impairment of real estate	6,035	(3,483)	2,552
	11,116	(3,423)	7,693
Operating loss	(8,927)	3,406	(5,521)

Net loss	(8,927)	3,406	(5,521)
Net loss attributable to non-controlling interests	(165)	64	(101)
Net loss attributable to common stockholders	$(8,762)	$3,342	$(5,420)

Loss per common share - basic and diluted	$(0.81)	$0.31	$(0.50)

Weighted average shares outstanding used to calculate loss per common share - basic and diluted	10,752,966	10,752,966	10,752,966

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q for the nine months ended September 30, 2022.
(b)Amounts represent the historical operations of the Sunset & Gardner Joint Venture Property as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the nine months ended September 30, 2022.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2021
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)	Pro Forma
Revenue:
Rental and reimbursements	$2,495	$—	$2,495

Expense:
Operating and maintenance	2,082	—	2,082
General and administrative	1,335	—	1,335
Depreciation and amortization	2,085	—	2,085
Interest expense	1,265	786	2,051
Loss on impairment of real estate	6,897	(1,270)	5,627
	13,664	(484)	13,180
Operating loss	(11,169)	484	(10,685)

Other income:
Net gain on disposal of real estate	422	—	422
Net loss	(10,747)	484	(10,263)
Net loss attributable to non-controlling interests	(211)	9	(202)
Net loss attributable to common stockholders	$(10,536)	$475	$(10,061)

Loss per common share - basic and diluted	$(0.98)	$0.04	$(0.94)

Weighted average shares outstanding used to calculate loss per common share - basic and diluted	10,740,882	10,740,882	10,740,882

(a)Historical audited financial information derived from Strategic Realty Trust Inc. Annual Report on Form 10-K for the year ended December 31, 2021.
(b)Amounts represent the historical operations of the Sunset & Gardner Joint Venture Property as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the year ended December 31, 2021.
F-4